EXHIBIT 10.1
CSI Compressco LP
2011 LONG TERM INCENTIVE PLAN
CASH AWARD GRANT NOTICE
Pursuant to the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan, as amended from time to time (the “Plan”), CSI Compressco GP LLC, a Delaware limited liability company (the “Company”), as general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”), hereby grants to the participant listed below (“Participant”) the Cash Award (the “Cash Award”) set forth below. The Cash Award is subject to the terms and conditions set forth in this Cash Award Grant Notice (this “Grant Notice”), the Plan and the Cash Award Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms used but not specifically defined in this Grant Notice shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Total Amount of the Cash Award:

Vesting Schedule:	Subject to the terms and conditions of the Agreement and the Plan, one-third (1/3) of the Cash Award (rounded to the nearest whole number, except in the case of the final vesting date) shall vest on each of the first, second and third anniversaries of the Grant Date identified above so long as you remain an Employee through each such anniversary date.
By electronically acknowledging and accepting this Cash Award, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Cash Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and Participant.
CSI Compressco GP LLC:                Participant:

By:

Name:                            Name:

Title:

EXHIBIT A
Cash Award AGREEMENT
Article I.
GENERAL
i.Grant of Cash Award.
This Cash Award Agreement (this “Agreement”) is made as of the Grant Date set forth in the Grant Notice to which this Agreement is attached (the “Grant Date”) by and between CSI Compressco GP LLC, a Delaware limited liability company (the “Company”), as general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”), and [_______________] (“Participant”).
ii.Incorporation of Terms of Plan
. The Cash Award is subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control and govern. Capitalized terms used but not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article II.
Vesting, FORFEITURE, and SETTLEMENT of CASH AWARD
i.Vesting of Cash Award
ii.. Subject to the terms and conditions of the Plan and this Agreement, the Cash Award will vest according to the Vesting Schedule in the Grant Notice. Once vested (the “Vested Cash Award”), will be settled in accordance with Section 2.03 hereof.
a.Forfeiture.
In the event Participant ceases to be an Employee for any reason (voluntary or involuntary), Participant will immediately and automatically forfeit to the Company any portion of the Cash Award that is not vested at the time Participant ceases to be an Employee (the “Unvested Cash Award”), except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Upon forfeiture of Unvested Cash Award, Participant will have no further rights with respect to the Unvested Cash Award.
b.Settlement of Cash Award. Settlement of the Vested Cash Award shall be made solely in cash. Any settlement shall be made on or prior to the Settlement Date. For purpose of this Agreement, the “Settlement Date” shall be any business day within the thirty (30) calendar day period following each of the applicable vesting dates as set forth in the “Vesting Schedule” in the Grant Notice. Pending the payment or delivery of cash hereunder, the Company’s obligation hereunder shall constitute an unfunded, unsecured general obligation of the Company.
Article III.

TAXATION AND Tax Withholding
c.Representation.
Participant represents to the Company that Participant has had the opportunity to review with Participant’s own tax advisors the tax consequences of the Cash Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
d.Tax Withholding.
1.The payment of any Cash Award to Participant shall be subject to the withholding of any taxes required as a result of the payment of the Cash Award. To the extent such withholding is required, the Company shall withhold from the Cash Award otherwise payable an amount equal to the required withholding amount.
2.Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Cash Award, regardless of any action the Company, the Partnership or any of their respective Affiliates takes with respect to any tax withholding obligations that arise in connection with the Cash Award. Neither the Company, the Partnership nor any of their respective Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Cash Award. The Company and the Partnership do not commit to, and are under no obligation to structure this Award to, reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
e.Limited Transferability
. Any portion of the Cash Award that is an Unvested Cash Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order.
f.Conformity to Applicable Laws
. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary in order to conform to Applicable Laws.
g.Successors and Assigns
. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of Participant.
h.Delivery of Documents and Notices.

1.Address for Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for Participant by the Company, or, upon deposit in the U.S. Post Office, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company in care of its Director of Human Resources at 24955 Interstate 45 North, The Woodlands, Texas 77380, and to Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.
2.Description of Electronic Delivery. The Plan documents including, but not limited to, the Plan, the Grant Notice, this Agreement, prospectuses, account statements, any reports of the Company provided generally to the Company’s stockholders, and all other forms of communication may be delivered to Participant electronically. In addition, if permitted by the Company, Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail or such other means of electronic delivery specified by the Company.
3.Consent to Electronic Delivery; Electronic Signature. Participant acknowledges that Participant has read this Section 4.04 and consents to the electronic delivery of the Plan documents as described in Section 4.04(b). Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by contacting the Company by telephone or in writing. Participant further acknowledges that Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Participant understands that Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company of such revoked consent or revised electronic mail address by telephone, postal service or electronic mail. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such document that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

i.Administrator Authority; Decisions Conclusive and Binding
. Participant hereby (i) acknowledges that a copy of the Plan has been made available for his or her review by the Company, (ii) represents that he or she is familiar with the terms and provisions thereof, and (iii) accepts the Award subject to all the terms and provisions thereof. The Administrator will have the power to (x) interpret this Agreement, the Grant Notice and the Plan, (y) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (z) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice.
j.Claims
. Participant’s sole remedy for any Claim (as defined below) shall be against the Company, and Participant shall not have any claim or right of any nature against the Partnership or any of the

Company’s or the Partnership’s respective Affiliates, or any existing or former stockholder, director, officer or employee of the Company, the Partnership or any of their respective Affiliates. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 4.06. The term “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Agreement, the Grant Notice or the Plan, or an alleged breach of this Agreement, the Grant Notice or the Plan.
k.Entire Agreement
. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (i) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (ii) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan shall not be valid or binding or of any force or effect.
l.Severability
. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, shall not in any way be affected or impaired thereby.
m.Limitation on Participant’s Rights
. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets.
n.Compensation Recoupment
. The Award is subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by the provisions of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations or rules promulgated thereunder, (ii) any other clawback provision required by applicable law or the listing standards of any applicable stock exchange or national market system, (iii) any clawback policies adopted by the Company to implement any such requirements, or (iv) any other compensation recovery policies as may be adopted from time to time by the Company including, as applicable, the Executive Incentive Compensation Recoupment Policy, as may be amended, all to the extent determined by the Administrator in its discretion to be applicable to Participant.
o.No Effect on Employment or Service Relationship
. Nothing in the Plan, the Grant Notice or this Agreement (i) confers upon Participant any right to continue as an Employee or (ii) interferes with or restricts in any way the rights of the Company, the

Partnership or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, except to the extent expressly provided otherwise in a binding written agreement between the Company or the Partnership and Participant.
p.Construction
. Headings in this Agreement are included for convenience and shall not be considered in the interpretation of this Agreement. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Agreement shall be construed according to its fair meaning and shall not be strictly construed against the Company.
q.Counterparts.
The Grant Notice may be executed in one or more counterparts, including by way of an electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
r.Modification.
No change or modification of this Agreement or the Grant Notice shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Grant Notice without Participant’s consent or signature if the Administrator determines, in its sole discretion, that such change or modification is necessary or appropriate for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
s.Data Privacy
. Participant hereby acknowledges that Participant’s personal data as described in this Agreement and any other Award materials may be collected, used and/or transferred in electronic or other form by and among, as applicable, the Company, the Partnership and their respective Affiliates, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security number or other identification number, compensation, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (individually and collectively, “Data”).
Participant understands that Data will be transferred to third parties as may be selected by the Company to assist the Company with the implementation, administration and management of the Plan. In addition, Data may be transferred to the trustee of any trust established in connection with the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. If Participant resides outside the United States, Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting the

Company’s Corporate Secretary in The Woodlands, Texas. Participant authorizes the Company and such other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. If Participant resides outside the United States, Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Corporate Secretary in The Woodlands, Texas.
t.Section 409A Compliance.
It is the intention of the Parties that this Agreement is written and administered, and will be interpreted and construed, in a manner such that no amount under this Agreement becomes subject to (i) gross income inclusion under Code Section 409A or (ii) interest and additional tax under Code Section 409A (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of the Section 409A Penalties. Accordingly, Participant consents to any amendment of this Agreement which the Company may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available to, Participant a copy of such amendment. Further, to the extent that any terms of the Agreement are ambiguous, such terms shall be interpreted as necessary to comply with, or an exemption under, Code Section 409A when applicable. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with Code Section 409A and in no event shall the Company, the Partnership or any of their respective Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Code Section 409A.
[End.]